UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Wilson Blvd.	Arlington,	VA	22209
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.01 par value)	CSGP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2026, the Board of Directors (the “Board”) of CoStar Group, Inc. (the “Company” or “CoStar Group”) appointed Robin Rossmann to serve as the Company’s Chief Financial Officer, effective July 31, 2026 (“Effective Date”). Mr. Rossmann, 45, who currently serves as the Company’s Managing Director, Europe, and is a member of the Company's executive leadership team, brings more than 20 years of financial, operational and strategic leadership experience to the role of Chief Financial Officer. Over his nearly seven years with the Company, Mr. Rossmann has led several of CoStar Group’s businesses internationally, distinguished himself by dramatically improving the margins of CoStar Group's European business while delivering double-digit revenue growth and launching CoStar in France. Rossmann joined STR in 2016, leading its businesses across EMEA, Asia Pacific and Latin America, and became part of CoStar Group through the Company's acquisition of STR in 2019. Over the past decade with STR and CoStar Group, he has played a central role in launching CoStar Group products across global markets, executing and integrating acquisitions, scaling international operations and advancing strategic initiatives that have strengthened the Company's competitive position. Prior to joining STR, Rossmann spent 13 years at Deloitte, where he served as a Senior Director advising many of the world's leading public and private real estate and hospitality companies across the United States, the United Kingdom and other international markets. His experience included financial assurance, internal controls and risk management, financial and commercial due diligence, capital markets transactions, debt advisory, valuation, business planning and investment appraisal. Mr. Rossmann is a Chartered Accountant (South Africa) and a graduate of Stellenbosch University.

In connection with Mr. Rossmann’s appointment, the Company entered into an offer letter agreement with him, pursuant to which, following the Effective Date, he will be entitled to receive an annual base salary of £440,000, which will transition to $590,000 upon his relocation to Arlington, VA (which is expected to occur following receipt of U.S. work authorization and on or before December 31, 2026). He will be eligible to receive an annual incentive bonus opportunity with a target of 100% of base salary. Additionally, Mr. Rossmann is entitled to receive a one-time equity grant (“Additional 2026 Equity Award”) under CoStar Group, Inc.’s 2025 Stock Incentive Plan (the “Plan”) valued at $2,500,000 as of July 31, 2026 (“Grant Date”). Consistent with the equity awards granted in 2026 to other executive officers of the Company, the Additional 2026 Equity Award will be structured as follows: (i) 40% in restricted stock units that vest in three equal, annual installments on or around the anniversary of the Grant Date, and (ii) 60% in the form of performance stock units that vest on the date that the Compensation Committee of the Board determines the extent to which the applicable performance metrics for the 2026 – 2028 performance period have been satisfied, in each case, subject generally to continued employment. The Additional 2026 Equity Award will be subject to the terms and conditions of the Plan and award agreements thereunder. In connection with his relocation to the United States upon receiving U.S. work authorization, Mr. Rossmann will be eligible to receive relocation services (with an additional payment for out-of-pocket tax costs) and a cash relocation subsidy equal to $500,000 in the aggregate (less applicable taxes and withholdings), which will be payable subject to continued employment in good standing.

Mr. Rossmann will also be eligible to participate in the Company’s Executive Severance Plan, as may be amended from time to time, on the same terms and conditions as the Company’s other “Executive Officers” (as defined therein).

The foregoing descriptions of the offer letter agreement and the Executive Severance Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the offer letter agreement (which will be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2026) and the Executive Severance Plan.

On July 7, 2026, Christian Lown, Chief Financial Officer (Principal Financial Officer) of the Company, informed the Company of his decision to resign, effective July 31, 2026, for another opportunity outside the Company’s industry. Mr. Lown has advised the Company that his resignation was not a result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On July 13, 2026, the Company issued a press release (the “Press Release”) regarding the appointment of Mr. Rossmann as the Company’s Chief Financial Officer. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description
99.1         CoStar Group, Inc. Press Release dated July 13, 2026.
104         Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date:	July 13, 2026	/s/ Gene Boxer

Name: Gene Boxer
Title: General Counsel and Corporate Secretary